Rule 424(b)(3)
File No. 333170815

OVERPRINT: Effective November 1, 2011, the ratiowill be changed to one (1) Global Depositary
Share represents one (1) deposited Share

EXHIBIT A
GLOBAL DEPOSITARY SHARES
(Each Global Depositary Share represents One twentieth (1 20) of one deposited Share)

THE BANK OF NEW YORK MELLON
GLOBAL DEPOSITARY RECEIPT
FOR COMMON SHARES
OF OSX BRASIL S.A.
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
The Bank of New York Mellon, as depositary
(hereinafter called the Depositary), hereby certifies
that, or registered assigns IS THE OWNER OF
GLOBAL DEPOSITARY SHARES
representing deposited common shares (herein
called Shares) of OSX BRASIL S.A., a corporation
(sociedade anonima) organized under the laws of
the Federative Republic of Brazil (herein called the
Company).  At the date hereof, each Global
Depositary Share represents onetwentieth  of one
Share deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the principal Sao Paulo office of Itau
Unibanco S.A. (herein called the Custodian).  The
Depositarys Corporate Trust Office is located at a
different address than its principal executive office.
 Its Corporate Trust Office is located at 101 Barclay
Street, New York, N.Y. 10286, and its principal
executive office is located at One Wall Street, New
York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286

1.THE DEPOSIT AGREEMENT.
This Global Depositary Receipt is one of an issue
(herein called Receipts), all issued and to be issued
upon the terms and conditions set forth in the
Deposit Agreement, dated as of December 6, 2010
(herein called the Deposit Agreement) among the
Company, the Depositary, and all Owners and
Beneficial Owners from time to time of Global
Depositary Shares issued thereunder, each of whom
by accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets
forth the rights of Owners and Beneficial Owners
of the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities, property
and cash from time to time received in respect of
such Shares and held thereunder (such Shares,
securities, property, and cash are herein called
Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of
the Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the
Deposit Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby made.
 Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the
meanings set forth in the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the
Depositary of this Receipt, and upon payment of
the fee of the Depositary provided in this Receipt,
and subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the Deposited
Securities at the time represented by the Global
Depositary Shares for which this Receipt is issued.
 Delivery of such Deposited Securities may be made
by the delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or by certificates
properly endorsed or accompanied by proper
instruments of transfer and (b) any other securities,
property and cash to which such Owner is then
entitled in respect of this Receipt.  Such delivery
will be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary, provided
that the forwarding of certificates (if available) for
Shares or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of the
Owner hereof.
3. TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the
books of the Depositary at its Corporate Trust
Office by the Owner hereof in person or by a duly
authorized attorney, upon surrender of this Receipt
properly endorsed for transfer or accompanied by
proper instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon compliance
with such regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of Global
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of transfer,
splitup, combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may require
payment from the depositor of the Shares or the
presentor of the Receipt of a sum sufficient to
reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt, may
require the production of proof satisfactory to it as
to the identity and genuineness of any signature and
may also require compliance with any regulations
the Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposit of Shares
generally or against deposit of particular Shares may
be suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding Receipts
generally may be suspended, during any period
when the transfer books of the Depositary, the
Company or the Foreign Registrar are closed, or if
any such action is deemed necessary or advisable by
the Depositary or the Company at any time or from
time to time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the Deposit
Agreement or this Receipt, or for any other reason,
subject to the provisions of the following sentence.
 Notwithstanding anything to the contrary in the
Deposit Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of Deposited
Securities may not be suspended subject only to (i)
temporary delays caused by closing the transfer
books of the Depositary or the Company or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges,
and (iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the Receipts or
to the withdrawal of the Deposited Securities.
 Without limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under the
Deposit Agreement any Shares required to be
registered under the provisions of the Securities
Act, unless a registration statement is in effect as to
such Shares.
4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall
become payable with respect to any Receipt or any
Deposited Securities represented hereby, such tax or
other governmental charge shall be payable by the
Owner hereof to the Depositary.  The Depositary
may refuse to effect any transfer of this Receipt or
any withdrawal of Deposited Securities represented
by Global Depositary Shares evidenced by such
Receipt until such payment is made, and may
withhold any dividends or other distributions, or
may sell for the account of the Owner hereof any
part or all of the Deposited Securities represented
by the Global Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental charge
and the Owner hereof shall remain liable for any
deficiency.
5. WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit
Agreement shall be deemed thereby to represent
and warrant that such Shares and each certificate
therefor, if applicable, are validly issued, fully paid,
nonassessable, and free and clear of any lien,
encumbrance, security interest, charge or adverse
claim and were not issued in violation of any
preemptive or similar rights of the holders of
outstanding Shares and that the person making such
deposit is duly authorized to do so.  Every such
person shall also be deemed to represent that the
deposit of such Shares and the sale of Receipts
evidencing Global Depositary Shares representing
such Shares by that person are not restricted under
the Securities Act.  Such representations and
warranties shall survive the deposit of Shares and
delivery of Receipts.
6. FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any
Owner or Beneficial Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control approval,
compliance with all applicable laws, regulations and
provisions of or governing the Deposited Securities
and the terms of the Deposit Agreement, or such
information relating to the registration on the books
of the Company or the Foreign Registrar, if
applicable, to execute such certificates and to make
such representations and warranties, as the
Depositary may deem necessary or proper or as the
Company may reasonably require by written request
to the Depositary.  The Depositary may withhold
the delivery or registration of transfer of any
Receipt or the distribution of any dividend or sale
or distribution of rights or of the proceeds thereof or
the delivery of any Deposited Securities until such
proof or other information is filed or such
certificates are executed or such representations and
warranties made. If requested in writing by the
Company, the Depositary shall provide the
Company, to the extent practicable, with copies of
the proofs, certificates or information that it receives
pursuant to Section 3.1 of the Deposit Agreement,
to the extent that disclosure is permitted by
applicable law. No Share shall be accepted for
deposit unless accompanied by evidence reasonably
satisfactory to the Depositary that any necessary
approval has been granted by the Central Bank or
any governmental body in Brazil that is then
performing the function of the regulation of
currency exchange.
7. CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable
expenses and outofpocket charges of the Depositary
and those of any Registrar only in accordance with
agreements in writing entered into between the
Depositary and the Company from time to time.
 The Depositary shall present its statement for such
charges and expenses to the Company at least once
every three months.  The charges and expenses of
the Custodian are for the sole account of the
Depositary.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are
issued (including, without limitation, issuance
pursuant to a stock dividend or stock split declared
by the Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section 4.3 of
the Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may from time
to time be in effect for the registration of transfers
of Shares generally on the Share register of the
Company or Foreign Registrar and applicable to
transfers of Shares to or from the name of the
Depositary or its nominee or the Custodian or its
nominee on the making of deposits or withdrawals
under the terms of the Deposit Agreement, (3) such
cable, telex and facsimile transmission expenses as
are expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the Depositary
in the conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement, (5) a fee of
$5.00 or less per 100 Global Depositary Shares (or
portion thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or 4.4 of the
Deposit Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per Global
Depositary Share (or portion thereof) for any cash
distribution made pursuant to Sections 4.1 through
4.4 of the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to Section 4.2 of
the Deposit Agreement, such fee being in an amount
equal to the fee for the execution and delivery of
Global Depositary Shares referred to above which
would have been charged as a result of the deposit
of such securities (for purposes of this clause 7
treating all such securities as if they were Shares),
but which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause (6), a fee of $.02 or less per
Global Depositary Share (or portion thereof) for
depositary services, which will accrue on the last
day of each calendar year and which will be payable
as provided in clause (9) below and (9) any other
charge payable by the Depositary, any of the
Depositarys agents, including the Custodian, or the
agents of the Depositarys agents in connection with
the servicing of Shares or other Deposited Securities
(which charge shall be assessed against Owners as
of the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such Owners
for such charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
The Depositary, subject to Article 8 hereof, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8. PRERELEASE OF RECEIPTS.
Unless requested in writing by the Company to
cease doing so, the Depositary may,
notwithstanding Section 2.3 of the Deposit
Agreement, execute and deliver Receipts prior to
the receipt of Shares pursuant to Section 2.2 of the
Deposit Agreement (a PreRelease).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been
PreReleased, whether or not such cancellation is
prior to the termination of such PreRelease or the
Depositary knows that such Receipt has been
PreReleased.  The Depositary may receive Receipts
in lieu of Shares in satisfaction of a PreRelease.
 Each PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom Receipts are to
be delivered (the PreReleasee) that the PreReleasee,
or its customer, (i) owns the shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares or
Receipts, as the case may be, to the Depositary in its
capacity as such and for the benefit of the Owners,
and (iii) will not take any action with respect to such
Shares or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of the
Depositary, disposing of such Shares or Receipts, as
the case may be), other than in satisfaction of such
PreRelease, (b) at all times fully collateralized with
cash, U.S. government securities or such other
collateral as the Depositary determines, in good
faith, will provide substantially similar liquidity and
security, (c) terminable by the Depositary on not
more than five (5) business days notice, and (d)
subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
 The number of Shares no deposited but represented
by Global Depositary Shares outstanding at any
time as a result of PreReleases will not normally
exceed thirty percent (30%) of the Shares deposited
under the Deposit Agreement provided, however,
that the Depositary reserves the right to disregard
such limit from time to time as it deems reasonably
appropriate, and may, with the prior written consent
of the Company, change such limit for purposes of
general application.  The Depositary will also set
Dollar limits with respect to PreRelease transactions
to be entered into hereunder with any particular
PreReleasee on a casebycase basis as the Depositary
deems appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the Owners
under the Deposit Agreement, the collateral referred
to in clause (b) above shall be held by the
Depositary as security for the performance of the
PreReleasees obligations to the Depositary in
connection with a PreRelease transaction, including
the PreReleasees obligation to deliver Shares or
Receipts upon termination of a PreRelease
transaction (and shall not, for the avoidance of
doubt, constitute Deposited Securities hereunder.
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
9. TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive
Owner and Beneficial Owner of this Receipt by
accepting or holding the same consents and agrees,
that title to this Receipt when properly endorsed or
accompanied by proper instruments of transfer, is
transferable by delivery with the same effect as in
the case of a negotiable instrument under the laws
of New York provided, however, that the
Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name this
Receipt is registered on the books of the Depositary
as the absolute Owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes, and neither the Depositary nor the
Company shall have any obligation or be subject to
liability under the Deposit Agreement to any holder
of a Receipt unless that holder is the Owner of that
Receipt.
10. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or
obligatory for any purpose, unless this Receipt shall
have been executed by the Depositary by the
manual signature of a duly authorized signatory of
the Depositary provided, however that such
signature may be a facsimile if a Registrar for the
Receipts shall have been appointed and such
Receipts are countersigned by the manual signature
of a duly authorized officer of the Registrar.
11. REPORTS INSPECTION OF TRANSFER
BOOKS.
The Company publishes information in English
required to maintain the exemption from registration
under Rule 12g32(b) under the Securities Exchange
Act of 1934 on its Internet web site or through an
electronic information delivery system generally
available to the public in its primary trading market.
 The Companys Internet web site address is
www.osx.com.br.
The Depositary will make available for inspection by
Owners of Receipts at its Corporate Trust Office
any reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited Securities
and (b) made generally available to the holders of
such Deposited Securities by the Company.  The
Depositary will also, upon written request, send to
Owners of Receipts copies of such reports when
furnished by the Company pursuant to the Deposit
Agreement.  Any such reports and communications,
including any such proxy soliciting material,
furnished to the Depositary by the Company shall
be furnished in English to the extent such materials
are required to be translated into English pursuant to
any regulations of the Commission.
The Depositary will keep books, at its Corporate
Trust Office, for the registration of Receipts and
transfers of Receipts which at all reasonable times
shall be open for inspection by the Owners of
Receipts provided that such inspection shall not be
for the purpose of communicating with Owners of
Receipts in the interest of a business or object other
than the business of the Company or a matter
related to the Deposit Agreement or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at the
time of receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable basis into
United States dollars transferable to the United
States, and subject to the Deposit Agreement, as
promptly as practicable, convert such dividend or
distribution into dollars and will distribute the
amount thus received (net of the fees and expenses
of the Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement) to the
Owners of Receipts entitled thereto as of the record
date fixed pursuant to Section 4.6 provided,
however, that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other cash
distribution in respect of any Deposited Securities
an amount on account of taxes or other
governmental charges, the amount distributed to the
Owners of the Receipts evidencing Global
Depositary Shares representing such Deposited
Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.9 of
the Deposit Agreement, whenever the Depositary
receives any distribution other than a distribution
described in Section 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary, after consultation with
the Company to the extent practicable,  will cause
the securities or property received by it to be
distributed to the Owners entitled thereto, in any
manner that the Depositary may deem equitable and
practicable for accomplishing such distribution
provided, however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after consultation with
the Company, adopt such method as it may deem
equitable and practicable for the purpose of
effecting such distribution, including, but not
limited to, the public or private sale of the securities
or property thus received, or any part thereof, and
the net proceeds of any such sale (net of the fees
and expenses of the Depositary as provided in
Article 7 hereof and Section 5.9 of the Deposit
Agreement) will be distributed by the Depositary to
the Owners of Receipts entitled thereto all in the
manner and subject to the conditions described in
Section 4.1 of the Deposit Agreement.  The
Depositary may sell, by public or private sale, an
amount of securities or other property it would
otherwise distribute under Section 4.2 of the
Deposit Agreement that is sufficient to pay its fees
and expenses in respect of that distribution. To the
extent such securities or property or the net
proceeds thereof are not distributed to Owners as
provided in Section 4.2 of the Deposit Agreement,
the same shall constitute Deposited Securities and
each Global Depositary Share shall thereafter also
represent its proportionate interest in such securities,
property or net proceeds.  The Depositary may
withhold any distribution of securities under
Section 4.2 of the Deposit Agreement if it has not
received satisfactory assurances from the Company
that the distribution does not require registration
under the Securities Act.
If any distribution consists of a dividend in, or free
distribution of, Shares, the Depositary may
distribute to the Owners of outstanding Receipts
entitled thereto, as of the record date fixed pursuant
to Section 4.6 of the Deposit Agreement, additional
Receipts evidencing an aggregate number of Global
Depositary Shares representing the amount of
Shares received as such dividend or free distribution
subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares
and the issuance of Global Depositary Shares
evidenced by Receipts, including the withholding
of any tax or other governmental charge as provided
in Section 4.11 of the Deposit Agreement and the
payment of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section 5.9 of
the Deposit Agreement (and the Depositary may
sell, by public or private sale, an amount of the
Shares received that is sufficient to pay its fees and
expenses in respect of that distribution).  In lieu of
delivering Receipts for fractional Global Depositary
Shares in any such case, the Depositary will use
reasonable efforts to sell the amount of Shares
represented by the aggregate of such fractions and
distribute the net proceeds, all in the manner and
subject to the conditions described in Section 4.2 of
the Deposit Agreement.  If additional Receipts are
not so distributed, each Global Depositary Share
shall thenceforth also represent the additional
Shares distributed upon the Deposited Securities
represented thereby.
In the event that the Depositary reasonably
determines that any distribution in property
(including Shares and rights to subscribe therefor) is
subject to any tax or other governmental charge
which the Depositary is obligated to withhold, the
Depositary may by public or private sale dispose of
all or a portion of such property (including Shares
and rights to subscribe therefor) in such amounts
and in such manner as the Depositary reasonably
deems necessary and practicable to pay any such
taxes or charges, and the Depositary shall distribute
the net proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto.
13. CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall
receive foreign currency, by way of dividends or
other distributions or the net proceeds from the sale
of securities, property or rights, and if at the time of
the receipt thereof the foreign currency so received
can in the judgment of the Depositary be converted
on a reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary shall, as promptly as practicable, convert
or cause to be converted, by sale or in any other
manner that it may determine, such foreign currency
into Dollars, and such Dollars shall be distributed to
the Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof to such
Dollars, then to the holders of such warrants and/or
instruments upon surrender thereof for cancellation.
 Such distribution may be made upon an averaged
or other practicable basis without regard to any
distinctions among Owners on account of exchange
restrictions, the date of delivery of any Receipt or
otherwise and shall be net of any expenses of
conversion into Dollars incurred by the Depositary
as provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can be effected
only with the approval or license of any government
or agency thereof, the Depositary shall file such
application for approval or license, if any, as it may
deem desirable.
If at any time the Depositary shall determine that in
its judgment any foreign currency received by the
Depositary or the Custodian is not convertible on a
reasonable basis into Dollars transferable to the
United States, or if any approval or license of any
government or agency thereof which is required for
such conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such approval
or license is not obtained within a reasonable period
as determined by the Depositary, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by the
Depositary to, or in its discretion may hold such
foreign currency uninvested and without liability for
interest thereon for the respective accounts of, the
Owners entitled to receive the same.
If any such conversion of foreign currency, in whole
or in part, cannot be effected for distribution to
some of the Owners entitled thereto, the Depositary
may in its discretion make such conversion and
distribution in Dollars to the extent permissible to
the Owners entitled thereto and may distribute the
balance of the foreign currency received by the
Depositary to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled thereto.
14. RIGHTS.
In the event that the Company shall offer or cause
to be offered to the holders of any Deposited
Securities any rights to subscribe for additional
Shares or any rights of any other nature, the
Depositary shall, after consultation with the
Company, have discretion as to the procedure to be
followed in making such rights available to any
Owners or in disposing of such rights on behalf of
any Owners and making the net proceeds available
to such Owners or, if by the terms of such rights
offering or for any other reason, the Depositary may
not either make such rights available to any Owners
or dispose of such rights and make the net proceeds
available to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary determines in
its discretion that it is lawful and feasible to make
such rights available to all or certain Owners but not
to other Owners, the Depositary may distribute to
any Owner to whom it determines the distribution
to be lawful and feasible, in proportion to the
number of Global Depositary Shares held by such
Owner, warrants or other instruments therefor in
such form as it deems appropriate.
In circumstances in which rights would otherwise
not be distributed, if an Owner of Receipts requests
the distribution of warrants or other instruments in
order to exercise the rights allocable to the Global
Depositary Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights
available to such Owner upon written notice from
the Company to the Depositary that (a) the
Company has elected in its sole discretion to permit
such rights to be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are reasonably
required under applicable law.
If the Depositary has distributed warrants or other
instruments for rights to all or certain Owners, then
upon (i) instruction from such an Owner pursuant to
such warrants or other instruments to the Depositary
from such Owner to exercise such rights, (ii)
payment by such Owner to the Depositary for the
account of such Owner of an amount equal to the
purchase price of the Shares to be received upon the
exercise of the rights, and (iii) payment of the fees
and expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary on
behalf of such Owner.  As agent for such Owner,
the Depositary will cause the Shares so purchased to
be deposited pursuant to Section 2.2 of the Deposit
Agreement, and shall, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution pursuant
to the second paragraph of this Article 13, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
If the Depositary determines in its discretion that it
is not lawful and feasible to make such rights
available to all or certain Owners, it may sell the
rights, warrants or other instruments in proportion to
the number of Global Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available, and
allocate the net proceeds of such sales (net of the
fees and expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all taxes
and governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled to such
rights, warrants or other instruments, upon an
averaged or other practical basis without regard to
any distinctions among such Owners because of
exchange restrictions or the date of delivery of any
Receipt or otherwise.
The Depositary will not offer rights to Owners
unless both the rights and the securities to which
such rights relate are either exempt from registration
under the Securities Act with respect to a
distribution to all Owners or are registered under the
provisions of such Act provided, that nothing in the
Deposit Agreement shall create, any obligation on
the part of the Company to file a registration
statement with respect to such rights or underlying
securities or to endeavor to have such a registration
statement declared effective.  If an Owner of
Receipts requests the distribution of warrants or
other instruments, notwithstanding that there has
been no such registration under the Securities Act,
the Depositary shall not effect such distribution
unless it has received an opinion from recognized
counsel in the United States for the Company upon
which the Depositary may rely that such distribution
to such Owner is exempt from such registration.
The Depositary shall not be responsible for any
failure to determine that it may be lawful or feasible
to make such rights available to Owners in general
or any Owner in particular.
15. RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any distribution
other than cash shall be made, or whenever rights
shall be issued with respect to the Deposited
Securities, or whenever the Depositary shall receive
notice of any meeting of holders of Shares or other
Deposited Securities, or whenever for any reason
the Depositary causes a change in the number of
Shares that are represented by each Global
Depositary Share, or whenever the Depositary shall
find it necessary or convenient, the Depositary shall
fix a record date, which, to the extent practicable,
shall be the same as any corresponding record date
set by the Company with respect to Shares, and if
different, as close thereto as reasonably practicable
(a) for the determination of the Owners of Receipts
who shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the sale
thereof, (ii) entitled to give instructions for the
exercise of voting rights at any such meeting, or (iii)
responsible for any fees or charges assessed by the
Depositary pursuant to the Deposit Agreement, or
(b) on or after which each Global Depositary Share
will represent the changed number of Shares,
subject to the provisions of the Deposit Agreement.
16. VOTING OF DEPOSITED SECURITIES.
Upon receipt from the Company of notice of any
meeting or solicitation of proxies or consents of
holders of Shares or other Deposited Securities, the
Depositary shall, if requested in writing by the
Company, as soon as practicable thereafter, mail to
the Owners of Receipts a notice, the form of which
notice shall be in the sole discretion of the
Depositary, which shall contain (a) such information
as is contained in such notice of meeting received
by the Depositary from the Company, (b) a
statement that the Owners of Receipts as of the
close of business on a specified record date will be
entitled, subject to any applicable provision of law
and of the Estatuto Social, to instruct the
Depositary as to the exercise of the voting rights, if
any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective
Global Depositary Shares and (c) a statement as to
the manner in which such instructions may be given,
including an express indication that instructions may
be given, or deemed given in accordance with the
last sentence of this paragraph if no instruction is
received, to the Depositary to give a discretionary
proxy to a person designated by the Company.
 Upon the written request of an Owner of a Receipt
on such record date, received on or before the date
established by the Depositary for such purpose (the
Instruction Date), the Depositary shall endeavor
insofar as practicable to vote or cause to be voted
the amount of Shares or other Deposited Securities
represented by such Global Depositary Shares
evidenced by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise the
right to vote that attaches to the Shares or other
Deposited Securities, other than in accordance with
such instructions or deemed instructions.  If (i) the
Company made a request to he Depositary as
contemplated by the first sentence of this Article
and of Section 4.7 of the Deposit Agreement and
(ii) no instructions are received by the Depositary
from any Owner with respect to any of the
Deposited Securities represented by the Global
Depositary Shares evidenced by such Owners
Receipts on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give a discretionary
proxy to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to a
person designated by the Company to vote
Deposited Securities, provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect to
any matter as to which the Company informs the
Depositary (and the Company agrees to provide
such information as promptly as practicable in
writing) that (x) the Company does not wish such
proxy given, (y) substantial opposition exists or (z)
such matter materially and adversely affects the
rights of holders of Shares.
There can be no assurance that Owners generally or
any Owner in particular will receive the notice
described in the preceding paragraph sufficiently
prior to the Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set
forth in the preceding paragraph.
17. CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of Section
4.3 of the Deposit Agreement do not apply, upon
any change in nominal value, change in par value,
splitup, consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for, or in conversion of or in
respect of Deposited Securities shall be treated as
new Deposited Securities under the Deposit
Agreement, and Global Depositary Shares shall
thenceforth represent, in addition to the existing
Deposited Securities, the right to receive the new
Deposited Securities so received in exchange or
conversion, unless additional Receipts are delivered
pursuant to the following sentence.  In any such
case the Depositary may execute and deliver
additional Receipts as in the case of a dividend in
Shares, or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
18. LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of
their respective directors, employees, officers,
employees, agents or affiliates shall incur any
liability to any Owner or Beneficial Owner or other
person (i) by reason of any provision of any present
or future law or regulation of the United States,
Brazil, or any other country, or of any governmental
or regulatory authority, or by reason of any
provision, present or future, of the Estatuto Social,
or by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the Depositary or
the Company shall be prevented, delayed or
forbidden from or be subject to any civil or criminal
penalty on account of doing or performing any act
or thing which by the terms of the Deposit
Agreement or Deposited Securities it is provided
shall be done or performed, (ii) by reason of any
nonperformance or delay, caused as aforesaid, in the
performance of any act or thing which by the terms
of the Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of any
exercise of, or failure to exercise, any discretion
provided for in the Deposit Agreement, (iv) for the
inability of any Owner or Beneficial Owner to
benefit from any distribution, offering, right or
other benefit which is made available to holders of
Deposited Securities but is not, under the terms of
the Deposit Agreement, made available to Owners
or holders, or (v) for any special, consequential or
punitive damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2 or 4.3 of
the Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the Deposit
Agreement, such distribution or offering may not be
made available to some or all of the Owners of
Receipts, and the Depositary may not dispose of
such distribution or offering on behalf of such
Owners and make the net proceeds available to such
Owners, then the Depositary shall not make such
distribution or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor the
Depositary nor any of their agents assumes any
obligation or shall be subject to any liability under
the Deposit Agreement to Owners or Beneficial
Owners, except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.  The
Depositary or any of its agents shall not be subject
to any liability with respect to the validity or worth
of the Deposited Securities.  Neither the Depositary
nor the Company nor any of their agents or affiliates
shall be under any obligation to appear in, prosecute
or defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect of
the Receipts, on behalf of any Owner or Beneficial
Owner or other person, and the Custodian shall not
be under any obligation whatsoever with respect to
such proceedings, the responsibility of the
Custodian being solely to the Depositary.   Neither
the Depositary nor the Company nor any of their
agents or affiliates shall be liable for any action or
nonaction by it or them in reliance upon the advice
of or information from legal counsel, accountants,
any person presenting Shares for deposit, any
Owner or Beneficial Owner, or any other person
believed by it or them in good faith to be competent
to give such advice or information.  Each of the
Depositary, its controlling persons and its agents
and the Company, its controlling persons and its
agents may rely and shall be protected in acting
upon any written notice, request, direction or other
document believed by it to be genuine and to have
been signed or presented by the proper party or
parties.  The Depositary shall not be responsible for
any failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any such
vote, provided that any such action or nonaction is
in good faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a previous
act or omission of the Depositary or in connection
with a matter arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises, the Depositary performed
its obligations without negligence or bad faith while
it acted as Depositary.  The Company agrees to
indemnify the Depositary, its directors, officers,
employees, agents and affiliates and the Custodian
against, and hold each of them harmless from, any
liability or expense (including, but not limited to the
reasonable fees and expenses of counsel) which may
arise out of any registration with the Commission of
Receipts, Global Depositary Shares or Deposited
Securities or the offer or sale thereof in the United
States or out of acts performed or omitted, pursuant
to the provisions of or in connection with the
Deposit Agreement and of the Receipts, as the same
may be amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors, employees,
agents and affiliates, except for any liability or
expense arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any of its
directors, employees, agents and affiliates.  No
disclaimer of liability under the Securities Act is
intended by any provision of the Deposit
Agreement.
19. RESIGNATION AND REMOVAL OF THE
DEPOSITARY APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as
Depositary under the Deposit Agreement by written
notice of its election so to do delivered to the
Company, such resignation to take effect upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement.  The Depositary may at any
time be removed by the Company by 90 days prior
written notice of such removal, to become effective
upon the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the appointment
of a successor depositary and its acceptance of such
appointment as provided in the Deposit Agreement.
 The Depositary in its discretion may appoint a
substitute custodian.
20. AMENDMENT.
The form of the Receipts and any provisions of the
Deposit Agreement may at any time and from time
to time be amended by agreement between the
Company and the Depositary without the consent
of Owners or Beneficial Owners in any respect
which they may deem necessary or desirable.  Any
amendment which shall impose or increase any fees
or charges (other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs or other
such expenses), or which shall otherwise prejudice
any substantial existing right of Owners of Receipts,
shall not, however, become effective as to
outstanding Receipts until the expiration of 30 days
after notice of such amendment shall have been
given to the Owners of outstanding Receipts.
 Every Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes effective shall
be deemed, by continuing to hold such Receipt or
any interest therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Owner of
any Receipt to surrender such Receipt and receive
therefor the Deposited Securities represented
thereby except in order to comply with mandatory
provisions of applicable law.
21. TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary at any time at the direction of the
Company, shall terminate the Deposit Agreement by
mailing notice of termination to the Owners of all
Receipts then outstanding at least 30 days prior to
the date fixed in such notice for such termination.
 The Depositary may likewise terminate the Deposit
Agreement by mailing notice of such termination to
the Company and the Owners of all Receipts then
outstanding at least 30 days prior to the date of
termination, if at any time 30 days shall have
expired after the Depositary shall have delivered to
the Company a written notice of its election to
resign and a successor depositary has not have been
appointed and accepted its appointment as provided
in the Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon (a)
surrender of such Receipt at the Corporate Trust
Office of the Depositary, (b) payment of the fee of
the Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit Agreement,
and (c) payment of any applicable taxes or
governmental charges, be entitled to delivery, to
him or upon his order, of the amount of Deposited
Securities represented by the Global Depositary
Shares evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of Receipts,
shall suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary shall
continue to collect dividends and other distributions
pertaining to Deposited Securities, shall sell rights
and other property as provided in the Deposit
Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and the
net proceeds of the sale of any rights or other
property, in exchange for Receipts surrendered to
the Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a Receipt,
any expenses for the account of the Owner of such
Receipt in accordance with the terms and conditions
of the Deposit Agreement, and any applicable taxes
or governmental charges).  At any time after the
expiration of four months from the date of
termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement
and may thereafter hold uninvested the net
proceeds of any such sale, together with any other
cash then held by it thereunder, unsegregated and
without liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.  After
making such sale, the Depositary shall be discharged
from all obligations under the Deposit Agreement,
except to account for such net proceeds and other
cash (after deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and conditions
of the Deposit Agreement, and any applicable taxes
or governmental charges).  Upon the termination of
the Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification, charges,
and expenses.
22. COMPLIANCE WITH U.S. SECURITIES
LAWS.
Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the
Company and the Depositary each agrees that it will
not exercise any rights it has under the Deposit
Agreement to permit the withdrawal or delivery of
Deposited Securities in a manner which would
violate the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F6 Registration Statement,
as amended from time to time, under the Securities
Act.
23. SUBMISSION TO JURISDICTION
APPOINTMENT OF AGENT FOR SERVICE OF
PROCESS.
In the Deposit Agreement, the Company has (i)
appointed CT Corporation System, 111 Eighth
Avenue, 13th Floor, New York, New York  10011
USA, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the Global
Depositary Shares, the Receipts or the Deposit
Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding, to the extent permissible under applicable Brazilian laws and regulations. The Company agrees to deliver, upon the execution and delivery of the Deposit
Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Global Depositary Shares or Receipts remain outstanding or the Deposit
Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under the Deposit
Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
24. DISCLOSURE OF INTERESTS.
Notwithstanding any other provision of the Deposit
Agreement, each Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and the Sao Paulo Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Estatuto Social, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns Global Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such Global Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners at the time of such requests. The Depositary agrees to use reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary. Except for the forwarding of any such requests and responses as provided in the previous sentence, the Depositary shall not have any duty to obtain or provide any information sought by the Company under Section
3.4 of the Deposit Agreement.
25. DELIVERY OF INFORMATION TO THE
CVM.
Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit
Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the Global Depositary Receipt program and the Receipts issued thereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent
Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in
Section 6.2 of the Deposit Agreement.
26. UNCERTIFICATED GLOBAL
DEPOSITARY SHARES DTC DIRECT
REGISTRATION SYSTEM.
Notwithstanding anything to the contrary in this Deposit Agreement:
(a)Global Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit
A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated Global Depositary
Shares.  Except for those provisions of this Deposit
Agreement that by their nature do not apply to uncertificated Global Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated Global Depositary Shares.
(b)(i)The term deliver, or its noun form, when used with respect to Receipts, shall mean (A) bookentry transfer of Global Depositary Shares to an account at The Depository Trust Company, or its successor
(DTC), designated by the person entitled to such delivery, evidencing Global Depositary Shares registered in the name requested by that person, (B) registration of Global Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.
(ii)The term surrender, when used with respect to Receipts, shall mean (A) one or more bookentry transfers of Global Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender Global Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing Global Depositary Shares.
(c)Global Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
(d)The Depositary shall have a duty to register a transfer, in the case of uncertificated Global
Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated Global Depositary
Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated Global
Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated Global Depositary Shares for the purpose of exchanging them for certificated Global
Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated Global Depositary Shares.
(e)Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the Global Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
(f)(i)  The parties acknowledge that the Direct
Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated Global Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated Global Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of Global Depositary Shares, to direct the Depositary to register a transfer of those Global
Depositary Shares to DTC or its nominee and to deliver those Global Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(ii) In connection with and in accordance with the arrangements and procedures relating to
DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).
 For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
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